Exhibit 1.01
Conflict Minerals Report

The information contained in ExxonMobil’s Conflict Minerals Disclosure filed under Item 1.01 of the corporation’s Form SD Report for the year ended December 31, 2022, including the description of ExxonMobil’s reasonable country of origin inquiries and additional diligence, is incorporated in its entirety into this Conflict Minerals Report. Terms used in such Conflict Minerals Disclosure have the same meanings in this Conflict Minerals Report.

The catalysts purchased from suppliers who provided covered country declarations under the RMI as described in more detail in ExxonMobil’s 2022 Conflict Minerals Disclosure incorporated herein were used in the Corporation’s facilities and for production of the ExxonMobil products as listed below:

Antwerp Refinery
Diesel fuels
Lubricant base stocks

Baytown Refinery
Diesel fuels
Lubricant base stocks

Beaumont Refinery
Diesel fuels
Lubricant base stocks
High-Octane Gasoline

Billings Refinery
Diesel fuels
Lubricant base stocks

Joliet Refinery
Diesel fuels
Lubricant base stocks
High-Octane Gasoline

Rotterdam Refinery
Diesel fuels
Lubricant base stocks

Sarnia Refinery
Diesel fuels
Lubricant base stocks

Singapore Refinery
Diesel fuels
Lubricant base stocks

Strathcona Refinery
Diesel fuels
Lubricant base stocks